EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT

        Name                                        State of Incorporation


Mainsource Bank                                          Indiana
Regional Bank                                            Indiana
Kentucky United Bancorp, Inc.                            Kentucky
IUB Illinois Holdings, Inc.                              Indiana
Capstone Bank, N.A.                                      Illinois
IUB Reinsurance Co., Ltd.                                Turks and Caicos
MainSource Insurance, Inc.                               Indiana
MSB Investments of Nevada, Inc.                          Nevada
RB Investments, Inc.                                     Nevada
MainSource Statutory Trust I                             Connecticut
MainSource Statutory Trust II                            Connecticut
MainSource Statutory Trust III                           Delaware
Peoples Holdings, Inc.                                   Indiana
FCBY Merger Corp.                                        Indiana
First Community Bank and Trust                           Indiana
IUB Capital Trust                                        Delaware
First Community Real Estate Management, Inc.             Indiana
RB Holdings, Inc.                                        Nevada
MSB Holdings of Nevada, Inc.                             Nevada
MSB of Nevada, LLC                                       Nevada
MSB Realty, Inc.                                         Maryland
RB of Nevada, LLC                                        Nevada